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                              KELLEY DRYE & WARREN
               A PARTNERSHIP INCLUDING PROFESSIONAL ASSOCIATIONS
                               Two Stamford Plaza
                             281 Tresser Boulevard
                            Stamford, CT. 06901-3229
                               __________________
                                 (203) 324-1400



                                 March 8, 1995



El Paso Natural Gas Company
One Paul Kayser Center
100 North Stanton Street
El Paso, Texas 79901

Ladies and Gentlemen:

         We have acted as special counsel to El Paso Natural Gas Company ("EPG") in connection with its proposed issuance and sale of (i) debt securities (the "Debt Securities"), (ii) shares of preferred stock, $.01 par value (the "Preferred Stock"), in one or more series, and (iii) shares of common stock, $3.00 par value (the "Common Stock"). The Debt Securities, the Preferred Stock and the Common Stock are collectively called the "Securities." The Securities in the aggregate will have an initial public offering price of up to U.S. $400,000,000 or the equivalent thereof. The Securities are to be issued pursuant to, and are more fully described in, Registration Statement No. 33-55153, as amended, and Post-Effective Amendment No. 2 to Registration Statement No. 33-44327 (collectively, the "Registration Statement") filed by EPG with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

         As such counsel, we have examined such corporate records, certificates and other documents and have reviewed such questions of law as we have considered necessary or appropriate for the purpose of this opinion. Upon the basis of such examination, we advise you that, in our opinion:

         1. When (i) the Registration Statement has become effective under the Act and the Indenture, dated as of January 1, 1992, between EPG and Citibank, N.A., as trustee (the "Indenture"), has been requalified under the Trust Indenture Act of 1939, as amended, (ii) the terms of the Debt Securities have been established in accordance with the Indenture and the resolutions of EPG's Board of Directors authorizing the creation, issuance and sale of the Debt Securities, (iii) the Debt Securities have been executed and authenticated in accordance with
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El Paso Natural Gas Company
March 8, 1995
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         the provisions of the Indenture and (iv) the Debt Securities have been issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and any prospectus supplement relating thereto and the Indenture, the Debt Securities will constitute valid and legally binding obligations of EPG, enforceable in accordance with their terms, subject, as to enforcement, (x) to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equity principles and (y) to the extent that the Debt Securities are denominated in a currency other than United States dollars, provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

         2. When (i) the Registration Statement has become effective under the Act, (ii) the terms of any particular series of Preferred Stock have been established in conformity with EPG's Restated Certificate of Incorporation, as amended, and the resolutions of EPG's Board of Directors authorizing the issuance and sale of such series of Preferred Stock, (iii) a certificate of designation conforming to the General Corporation Law of the State of Delaware, as amended, regarding such series of Preferred Stock has been filed with the Secretary of State of the State of Delaware and (iv) shares of such series of Preferred Stock have been issued, sold and delivered in the manner and for the consideration (not less than the par value thereof) stated in the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms applicable thereto as established by EPG's Board of Directors, shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

         3. When (i) the Registration Statement has become effective under the Act, (ii) the terms of the issuance and sale of the Common Stock have been established in conformity with EPG's Restated Certificate of Incorporation, as amended, and authorized by appropriate resolutions of EPG's Board of Directors and (iii) the Common Stock has been issued, sold and delivered in the manner and for the consideration (not less than the par value thereof) stated in the Registration Statement and any prospectus supplement relating thereto, the Common Stock will be validly issued, fully paid and nonassessable.

         In connection with our opinions expressed above, we have, with your approval, assumed that, at or prior to the time of the delivery of any such Security, there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Security. We have also assumed that none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance
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El Paso Natural Gas Company
March 8, 1995
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by EPG with the terms of such Security, will violate any applicable law, any agreement or instrument then binding upon EPG or any restriction imposed by any court or governmental body having jurisdiction over EPG.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this Firm under the heading "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                           Very truly yours,

                                           /s/ KELLEY DRYE & WARREN